Exhibit 5.1

Harney Westwood & Riegels Singapore LLP 138 Market Street #24-04 CapitaGreen Singapore 048946 Tel: +65 6800 9830 Fax: +65 6800 9831

27 October 2025

lishi.fong@harneys.com

+65 6800 9833

058582.0002/LZF

SIMPPLE LTD.

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman, KY1-1002

Cayman Islands

Dear Sir or Madam

SIMPPLE LTD., Company No. 393431 (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Registration Statement (as defined in Schedule 1), to be filed on or about the date of this opinion with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Securities Act), relating to the offering, issuance and sale of an aggregate of up to US$700,000,000 of its securities (the New Securities), which may include ordinary shares, preferred shares, debt securities, warrants, units or rights. In this opinion Companies Act means the Companies Act (2025 Revision) of the Cayman Islands.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement. The Company has informed us that the New Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any New Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable authorisations (the Board Authorisations) by the board of directors of the Company (the Board) and, if necessary, amendments to the M&A (as defined in Schedule 1) and operative documents pursuant to which such New Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such New Securities.

In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (i) any Class A Shares will be issued by the Company under and in accordance with the M&A, as amended from time to time; (ii) any debt securities will be issued pursuant to one or more indenture for debt security to be entered into between the Company and one or more debt security agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; (iii) any warrants will be issued pursuant to one or more warrant agreements to be entered into between the Company and one or more warrant agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; (iv) any rights will be issued pursuant to one or more rights agreements to be entered into between the Company and one or more rights agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; and (v) any units will be issued pursuant to one or more unit agreements to be entered into by the Company and one or more unit agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations (together, the New Securities Agreements).

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Registered in Singapore with limited liability (T13LL2450G).

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 2, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement. It is a separate legal entity and is subject to suit in its own name.

2	Valid Issuance of the New Securities. When (i) the creation and issue of the applicable New Securities and the final terms of such New Securities have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable New Securities Agreement relating to such New Securities have been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing such New Securities (if applicable) have been duly executed, countersigned, registered and delivered in accordance with the applicable New Securities Agreement relating to such New Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, such New Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3	Authorised Share Capital. Based on the M&A, the Company has an authorised share capital of US$3,200,000 divided into 4,000,000,000 ordinary shares of par value of US$0.0008 each of such class or classes (however designated) as the board of directors may determine.

4	Disclosure. The statements in the Registration Statement appearing under the headings “Risk Factors”, “Description of Share Capital and Memorandum and Articles of Association”, “Taxation”, and “Service of Process and Enforcement of Civil Liabilities”, in each case to the extent that they constitute statements of Cayman Islands law, are accurate and complete in all material respects.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels Singapore LLP

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Schedule 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 24 August 2022.

2	A copy of the amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 14 October 2025 (the M&A).

3	A copy of the certificate of good standing in respect of the Company, issued by the Registrar of Companies dated 23 October 2025 (the Certificate of Good Standing).

4	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the Court Register) via the Court’s Digital System (as defined in Schedule 3) from the incorporation date of the Company to 27 October 2025 (the Court Search Date).

5	A copy of the register of directors and officers of the Company filed with the Registrar of Companies in the Cayman Islands on 24 July 2025.

6	A copy of the written resolutions of the directors of the Company dated 25 October 2025 (the Resolutions).

7	A copy of the certificate from a director of the Company dated 24 October 2025 (the Director’s Certificate).

8	A copy of the registration statement on Form F-3 (including all amendments or supplements thereto) (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

1 to 7 above are the Corporate Documents. The Corporate Documents and the Registration Statement are collectively referred to in this opinion as the Documents.

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Schedule 2

Assumptions

1	Validity under Foreign Laws. That (i) all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and (ii) no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Directors. The board of directors of the Company considers the transactions contemplated by the Registration Statement to be in the best interests of the Company and no director has a financial interest in or other relationship to a party to the transactions contemplated by the Registration Statement which has not been properly disclosed in the Resolutions.

3	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest draft of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

4	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

5	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

6	Court Search. The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands examined by us for the period from the date of incorporation of the Company to the Court Search Date via the Court’s Digital System on the Court Search Date, constitutes a complete record of the proceedings for such period before the Grand Court of the Cayman Islands.

7	Resolutions. The written Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director or shareholder (as the case may be), and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions passed at a meeting were adopted at duly convened meetings of the board of directors and/or the shareholders of the Company, and such meetings were held and conducted in accordance with the Memorandum and Articles of Association of the Company. The Resolutions remain in full force and effect.

8	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the New Securities.

9	Proceeds of Crime. No monies paid to or for the account of any party under the Registration Statement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (2025 Revision) and the Terrorism Act (2018 Revision), respectively.

10	Exercise. At the time of the exercise of the relevant New Securities Agreements in accordance with the M&A (the Exercise):

(a)	the Companies Act will not have changed in such a way as to materially impact the Exercise; and

(b)	all preconditions to the exercise of the relevant New Securities Agreements will be satisfied or duly waived.

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Schedule 3

Qualifications

1	Enforceability. The term enforceable as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	Insolvency. Rights and obligations may be limited by bankruptcy, insolvency, liquidation, winding-up, reorganisation, moratorium, readjustment of debts, arrangements and other similar laws of general application affecting the rights of creditors;

(b)	Limitation Periods. Claims under the New Securities Agreements may become barred under the Limitation Act (1996 Revision) relating to the limitation of actions in the Cayman Islands or may be or become subject to defences of set-off, estoppel or counterclaim;

(c)	Equitable Rights and Remedies. Equitable rights may be defeated by a bona fide purchaser for value without notice. Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy;

(d)	Fair Dealing. Strict legal rights may be qualified by doctrines of good faith and fair dealing - for example a certificate or calculation as to any matter might be held by a Cayman Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(e)	Prevention of Enforcement. Enforcement may be prevented by reason of fraud, coercion, duress, undue influence, unreasonable restraint of trade, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(f)	Penal Provisions. Provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such provisions to be penal;

(g)	Currency. A Cayman Islands court retains a discretion to denominate any judgment in Cayman Islands dollars;

(h)	Confidentiality. Provisions imposing confidentiality obligations may be overridden by the requirements of legal process;

(i)	Award of Costs. In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the relevant contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62; and

(j)	Inappropriate Forum. The courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the New Securities Agreements in matters where they determine that (i) such proceedings may be tried in a more appropriate forum; (ii) proceedings are already underway in a different forum; or (iii) the issues have already been finally determined by another forum.

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2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4	Amendment. A Cayman Islands court would not treat as definitive a statement in a contract that it could only be amended or waived in writing, but would be able to consider all the facts of the case (particularly where consideration had passed) to determine whether a verbal amendment or waiver had been effected and, if it found that it had, such verbal amendment or waiver would be deemed to have also amended the stated requirement for a written agreement.

5	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

6	Court Search. The search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands has been undertaken on a digital system made available through the Grand Court of the Cayman Islands (the Court’s Digital System), and through inadvertent errors or delays in updating the digital system (and/or the Register from which the digital information is drawn) may not constitute a complete record of all proceedings as at the Court Search Date and in particular may omit details of very recent filings. The Court Search of the Court Register would not reveal, amongst other things, any writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim or third party notice (Originating Process) filed with the Grand Court of the Cayman Islands which, pursuant to the rules of the Grand Court of the Cayman Islands or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office).

7	Conflict of Laws. An expression of an opinion on a matter of Cayman Islands law in relation to a particular issue in this opinion should not necessarily be construed to imply that the Cayman Islands courts would treat Cayman Islands law as the proper law to determine that issue under its conflict of laws rules.

8	Sanctions. The obligations of the Company may be subject to restrictions pursuant to United Nations and United Kingdom sanctions as implemented under the laws of the Cayman Islands.

9	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2024 Revision).

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